EXHIBIT 23
CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Food Lion, Inc. on Form S-8 (File Nos. 33-18796 ,33-18797 and 333-03669) and Form S-3 (File Nos. 33-40457,33-50037 and 33-49620)
of our report dated February 10, 1998, on our audits of the consolidated financial statements of Food Lion, Inc. and subsidiaries as of January 3, 1998, and December 28,1996, and for the fiscal years ended January 3, 1998, December 28, 1996, and December 30, 1995, which report is included in this Annual Report on Form 10-K.





                                           COOPERS & LYBRAND, L.L.P.

Charlotte, North Carolina
April 7, 1998